Align Technology Announces Fourth Quarter and Fiscal 2007 Results

         Fiscal 2007 Net Revenues of $284.3 Million Increase 38 Percent

      - Q4 Net Revenue of $72.5 Million Increase 31 Percent Year Over Year

      - Q4 GAAP Net Profit of $5.7 Million, or $0.08 per diluted share

      - Case Shipments of 50,830 Increase 30 Percent Year Over Year

      SANTA CLARA, Calif., Jan. 29 /PRNewswire-FirstCall/ -- Align Technology, Inc. (Nasdaq: ALGN) today reported financial results for the fourth quarter and fiscal year 2007, ended December 31, 2007.

      Total net revenues for the fourth quarter of fiscal 2007 (Q4 07) were $72.5 million. This reflects a year-over-year increase of 31 percent compared to $55.2 million in the fourth quarter of 2006 (Q4 06). On a sequential basis, net revenues increased slightly from $71.5 million in the third quarter of 2007 (Q3
07). For fiscal 2007, net revenues of $284.3 million increased 38 percent from $206.4 million reported for fiscal 2006.

      "Our fourth quarter results were a strong finish to an outstanding year in which revenue and profitability were well ahead of our original outlook," said Thomas M. Prescott, president and CEO of Align Technology. "We're entering 2008 with a robust product development pipeline, including Vivera Retainers, Invisalign Teen and Invisalign ClinAssist, which will lay the foundation for long term growth."

      On a generally accepted accounting principles (GAAP) basis, net profit for Q4 07 was $5.7 million, or $0.08 per diluted share. This reflects a significant increase from a GAAP net loss of $17.3 million, or $0.27 loss per diluted share in Q4 06, and a decrease in GAAP net profit from $9.5 million, or $0.13 per diluted share in Q3 07. GAAP net profit for fiscal 2007 was $35.7 million, or $0.50 per diluted share. This compares to a net loss of $35.0 million, or $0.55 loss per diluted share in fiscal 2006.

      Non-GAAP net profit for Q4 07 was $9.3 million or $0.13 per diluted share. This reflects a significant increase from a non-GAAP net loss of $0.8 million, or $0.01 loss per diluted share in Q4 06, and a decrease in non-GAAP net profit from $12.6 million, or $0.17 per diluted share in Q3 07. Non-GAAP net profit for fiscal 2007 was $45.9 million or $0.64 per diluted share. This compares to a non-GAAP net loss of $11.7 million or $0.19 loss per diluted share in fiscal 2006.

      Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A detailed reconciliation between GAAP and non-GAAP information is contained in the tables following the financial tables of this release.

    Q4 07 Operating Results

    Key GAAP Operating Results                  Q4 07     Q3 07     Q4 06
    Gross Margin                                73.6%     74.6%     68.8%
    Operating Expense                          $48.4M    $44.9M    $56.1M
    Net Profit (Loss)                           $5.7M     $9.5M   ($17.3M)
    Earnings (Loss) Per Diluted Share (EPS)     $0.08     $0.13    ($0.27)

    Key Non-GAAP Operating Results              Q4 07     Q3 07     Q4 06
    Non-GAAP Gross Margin                       74.0%     75.0%     69.2%
    Non-GAAP Operating Expense                 $45.2M    $41.8M    $39.7M
    Non-GAAP Net Profit (Loss)                  $9.3M    $12.6M    ($0.8M)
    Non-GAAP Earnings (Loss) Per Diluted Share $0.13     $0.17     ($0.1)

      Liquidity and Capital Resources

      As of December 31, 2007, Align had $127.9 million in cash, cash equivalents, marketable securities and restricted cash, compared to $64.1 million as of December 31, 2006.

      Key Business Metrics

      The following table highlights business metrics for Align's fourth quarter of 2007. Additional historical information is available on the Company's website at investor.aligntech.com.

    Revenue by Channel:                    Q4 07     Q4'07/Q3'07   Q4'07/Q4'06
                                                      % Change      % Change
    U.S. Orthodontists                     $21.4M       (4.9%)        23.0%
    U.S. GP Dentists                       $33.5M       (3.7%)        36.7%
    International                          $14.2M       22.4%         47.9%
    Training and Other                      $3.4M       30.8%         (8.1%)
    Total Revenue                          $72.5M        1.4%         31.3%

    Average Selling Price (ASP):           Q4 07     Q4'07/Q3'07   Q4'07/Q4'06
                                                      % Change      % Change
    Total Worldwide Blended ASP            $1,360        3.0%          3.0
    Total Worldwide ASP excluding
     Invisalign Express                    $1,470        2.8%          1.7
    U.S. Orthodontists Blended ASP         $1,240        0.8%          2.1
    U.S. GP Dentists Blended ASP           $1,320        0.8%          2.7
    International                          $1,760       11.4%          2.0

    Number of Cases Shipped:               Q4 07     Q4'07/Q3'07   Q4'07/Q4'06
                                                      % Change      % Change
    U.S. Orthodontists - Full Invisalign   14,270       (5.8%)        22.3%
    U.S. Orthodontists - Invisalign Express 3,060       (2.2%)        13.3%
    U.S. GP Dentists - Full Invisalign     20,800       (4.9%)        37.3%
    U.S. GP Dentists - Invisalign Express   4,630        0.7%         16.9%
    International - Full Invisalign         7,950       11.0%         47.2%
    International - Invisalign Express        120       (7.7%)       (14.3%)
    Total Cases Shipped                    50,830       (2.3%)        30.3%

    Number of Doctors Cases were Shipped to:          Q4 07
    U.S. Orthodontists                                3,640
    U.S. GP Dentists                                 10,040
    International                                     2,510
    Total Doctors Cases were Shipped to Worldwide    16,190

    Number of Doctors Trained Worldwide:              Q4 07  Cumulative
    U.S. Orthodontists                                   80     8,310
    U.S. GP Dentists                                  1,500    27,480
    International                                       500    12,340
    Total Doctors Trained Worldwide                   2,080    48,130

    Multiple Case Doctors (Cumulative as of):         Q4 07
    U.S. Orthodontists                                89.7%
    U.S. GP Dentists                                  87.1%
    International                                     76.4%

    Doctors Starting Invisalign Treatment             Q4 07
     (Cumulative as of):
    U.S. Orthodontists                                6,710
    U.S. GP Dentists                                 21,600
    International                                     6,610
    Total Doctors Starting Invisalign Treatment      34,920

    Doctor Utilization Rates*:                        Q4 07     Q3 07    Q4 06
    U.S. Orthodontists                                  4.8      4.9      4.2
    U.S. GP Dentists                                    2.5      2.6      2.4
    International                                       3.2      3.1      2.9
    Total Utilization Rate                              3.1      3.2      2.9

    * Utilization = # of cases/# of doctors to whom cases were shipped



      Align also recently announced that it has consolidated and re-branded the Company's extensive clinical education programs and launched a new, interactive web site to provide a suite of scalable, diverse educational resources and programs for prospective, recently certified and advanced Invisalign providers. The centerpiece of the new end-to-end approach to clinical education is http://www.AligntechInstitute.com, a dynamic, interactive web site with Invisalign product support, industry news and insights, instructor-led and web-based CE events and more.

      Business Outlook

      As announced on January 9, 2008, Align Technology is expected to deliver new products in 2008 with features such as staged delivery with Invisalign ClinAssist and replacement aligners included with Invisalign Teen. These new products will have a significantly higher amount of deferred revenue as a percentage of their average selling price. Therefore, as new products increase as a percentage of total net revenues in the latter part of 2008, deferred revenue on the balance sheet will increase substantially and will be recognized as revenue in future periods.

      For the first quarter 2008 (Q1 08), Align Technology expects net revenues to be in a range of $70.4 million to $73.0 million. Earnings per diluted share for Q1 08 is expected to be in a range of $0.01 to $0.03. Stock-based stock compensation expense for Q1 08 is expected to be approximately $3.7 million.

      For fiscal 2008, Align Technology expects net revenues to be in a range of $320.0 million to $330.0 million. This reflects an increase in deferred revenue of $9 million to $18 million primarily associated with new products, which will be recognized in future periods, bringing the Company's total deferred revenue balance at the end of 2008 to a range of $20 million to $30 million. Earnings per diluted share for fiscal 2008 is expected to be in a range of $0.40 to $0.45. Stock-based compensation expense for fiscal 2008 is expected to be approximately $18.0 million. A more comprehensive business outlook is available following the financial tables of this release.

      Align Web cast and Conference Call

      Align Technology will host a conference call today, January 29, 2008 at 4:30 p.m. ET, 1:30 p.m. PT, to review its fourth quarter and fiscal 2007 results, discuss future operating trends and business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under Company Information on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8341 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 268148 followed by #. The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 4:30 p.m. ET on February 12, 2008.

      About Align Technology, Inc.

      Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998. To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit http://www.invisalign.com or call 1-800-INVISIBLE.

      About Non-GAAP Financial Measures

      To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principals
(GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit, gross margin, profit (loss) from operations, net profit (loss), earnings (loss) per share, and operating expenses, which exclude stock-based compensation and the Patients First Program. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliation of GAAP to Non-GAAP Key Financial Metrics" and "Business Outlook Summary" included at the end of this release.

      We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance." Management believes that "core operating performance" represents Align's performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenses and expenditures that may not be indicative of our operating performance including not only non-cash charges, such as stock-based compensation, but also discrete cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to help them analyze the health of our business.

      In addition to the reasons stated above, which are generally applicable to each of the items we exclude from our non-GAAP financial measures, we believe it is appropriate to exclude Stock-Based Compensation for the following reasons. Align adopted SFAS 123(R), beginning in its fiscal year 2006. When evaluating the performance of our business, we do not consider stock-based compensation charges. In contrast, we do consider and managers are held accountable for cash-based compensation and such amounts are included in our operating plan. Further, when considering the impact of equity award grants, Align places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

      Forward-Looking Statement

      This news release, including the tables below, contains forward-looking statements, including statements regarding Align's anticipated financial results and certain business metrics for the first quarter and full year of 2008, including anticipated revenue and deferred revenue, gross profit, gross margin, operating expense, net profit, earnings per share, percentage of revenue by channel, case shipments and average selling prices and statements regarding the anticipated introduction of Invisalign ClinAssist and Invisalign Teen and the expectation that these new products will increase as a percentage of sales in the later part of 2008. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, continued customer demand for Invisalign and new products, the timing of case submissions from our doctors within a quarter, acceptance of Invisalign by consumers and dental professionals, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, competition from manufacturers of traditional braces and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which was filed with the Securities and Exchange Commission on March 12, 2007, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

     Investor Relations Contact                Press Contact
     Shirley Stacy                             Shannon Mangum Henderson
     Align Technology, Inc.                    Ethos Communication, Inc.
     (408) 470-1150                            (678) 540-9222
     sstacy@aligntech.com                      align@ethoscommunication.com

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                                  Three Months Ended        Year Ended
                                  December  December    December  December
                                  31, 2007  31, 2006    31, 2007  31, 2006

Net revenues                        $72,517   $55,191  $284,332  $206,354

Cost of revenues                     19,127    17,197    75,035    64,775

Gross profit                         53,390    37,994   209,297   141,579

Operating expenses:
  Sales and marketing                26,502    22,121    98,231    81,993
  General and administrative         15,266    14,649    53,280    64,305
  Research and development            6,610     4,948    25,727    18,474
  Patients First Program                  -    14,343    (1,796)   14,343

Total operating expenses             48,378    56,061   175,442   179,115

Profit (loss) from operations         5,012   (18,067)   33,855   (37,536)

Interest and other income, net          852     1,008     3,095     3,401

Profit (loss) before income taxes     5,864   (17,059)   36,950   (34,135)

Provision for income taxes             (196)     (210)   (1,226)     (828)

Net profit (loss)                    $5,668  $(17,269)  $35,724  $(34,963)

Net profit (loss) per share
  - basic                             $0.08    $(0.27)    $0.53    $(0.55)
  - diluted                           $0.08    $(0.27)    $0.50    $(0.55)

Shares used in computing net profit
 (loss) per share
  - basic                            68,562    64,252    67,176    63,246
  - diluted                          71,864    64,252    71,444    63,246

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

                                              December 31,    December 31,
                                                  2007            2006
               ASSETS

Current assets:
  Cash and cash equivalents                      $89,119           $55,113
  Restricted cash                                     21                93
  Marketable securities, short-term               38,771             8,931
  Accounts receivable, net                        44,850            33,635
  Inventories, net                                 2,910             3,090
  Other current assets                             8,846             7,227
    Total current assets                         184,517           108,089

Property and equipment, net                       25,320            26,904
Goodwill and intangible assets, net               11,093            14,302
Other long-term assets                             1,831             2,263

    Total assets                                $222,761          $151,558

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Line of credit                                      $-           $11,500
  Accounts payable                                 9,222             5,034
  Accrued liabilities                             39,875            40,307
  Deferred revenue                                12,362            10,942
    Total current liabilities                     61,459            67,783

Other long term liabilities                          148               219

    Total liabilities                             61,607            68,002

Total stockholders' equity                       161,154            83,556

    Total liabilities and
     stockholders' equity                       $222,761          $151,558

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands, except percentages)

                                              Three Months Ended
                                   December 31, September 30, December 31,
                                       2007         2007          2006

GAAP Gross profit                    $53,390      $53,319       $37,994
  Stock based compensation expense       291          259           185

Non-GAAP Gross profit                $53,681      $53,578       $38,179

Non-GAAP Gross margin                   74.0%        75.0%         69.2%


Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)

                                              Three Months Ended
                                   December 31, September 30, December 31,
                                       2007         2007          2006

GAAP Operating expenses                  $48,378     $44,924     $56,061
  Stock based compensation expense         3,145       3,129       1,977
  Patients First Program                       -           -      14,343

Non-GAAP Operating expenses              $45,233     $41,795     $39,741


Reconciliation of GAAP to Non-GAAP Net Profit (Loss)
(in thousands, except per share amounts)

                                              Three Months Ended
                                   December 31, September 30, December 31,
                                       2007         2007          2006

GAAP Net profit (loss)                   $5,668      $9,460     $(17,269)
  Stock based compensation expense        3,436       3,388        2,162
  Patients First Program                      -           -       14,343
  Tax effect of stock based
   compensation expense                     160        (261)           -

Non-GAAP Net profit (loss)               $9,264     $12,587        $(764)

Diluted Net profit (loss) per share:
    GAAP                                  $0.08       $0.13       $(0.27)
    Non-GAAP                              $0.13       $0.17       $(0.01)

Shares used in computing diluted net
 profit (loss) per share                 71,864      72,230       64,252

Summary of Stock Based Compensation Expense
(in thousands)

                                              Three Months Ended
                                   December 31, September 30, December 31,
                                       2007         2007          2006

Cost of revenues                       $291         $259          $185
Sales and marketing                   1,169        1,301           737
General and administrative            1,508        1,403           922
Research and development                468          425           318

Total stock based compensation
 expense                             $3,436       $3,388        $2,162

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands, except percentages)

                                                     Years Ended
                                             December 31,     December 31,
                                                 2007              2006
GAAP Gross profit                             $209,297          $141,579
  Stock based compensation expense                 994               700

Non-GAAP Gross profit                         $210,291          $142,279

Non-GAAP Gross margin                             74.0%             68.9%


Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)

                                                     Years Ended
                                             December 31,     December 31,
                                                 2007              2006
GAAP Operating expenses                       $175,442          $179,115
  Stock based compensation expense              11,217             8,210
  Patients First Program                        (1,796)           14,343

Non-GAAP Operating expenses                   $166,021          $156,562


Reconciliation of GAAP to Non-GAAP Net Profit (Loss)
(in thousands, except per share amounts)

                                                     Years Ended
                                             December 31,     December 31,
                                                 2007              2006
GAAP Net profit (loss)                         $35,724          $(34,963)
  Stock based compensation expense              12,211             8,910
  Patients First Program                        (1,796)           14,343
  Tax effect of stock based
   compensation expense                           (214)                -

Non-GAAP Net profit (loss)                     $45,925          $(11,710)

Diluted Net profit (loss) per share:
    GAAP                                         $0.50            $(0.55)
    Non-GAAP                                     $0.64            $(0.19)

Shares used in computing diluted net
 profit (loss) per share                        71,444            63,246


Summary of Stock Based Compensation Expense
(in thousands)

                                                     Years Ended
                                             December 31,     December 31,
                                                 2007              2006
Cost of revenues                                  $994              $700
Sales and marketing                              4,225             2,862
General and administrative                       5,443             4,054
Research and development                         1,549             1,294

Total stock based compensation
 expense                                       $12,211            $8,910

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

      The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.

Financials:
(in millions, except per share amounts and percentages)

                                          Q1 2008            FY 2008

Net Revenue                            $70.4 - $73.0     $320.0 - $330.0

Gross Profit                           $50.8 - $53.5     $237.6 - $248.0

Gross Margin                           72.2% - 73.2%      74.2% - 75.1%

Operating Expenses                     $50.4 - $51.9     $210.8 - $218.8

Net Profit                              $0.7 - $2.2       $29.3 - $32.7

Net Profit %                              1% - 3%            9% - 10%

Net Profit per Diluted Share           $0.01 - $0.03      $0.40 - $0.45

Increase in Deferred Revenue                               $9.0 - $18.0

Total Deferred Revenue Balance                            $20.0 - $30.0

Stock Based Compensation Expense:
Cost of Revenues                           $0.3               $1.2
Operating Expenses                         $3.4              $16.8
Total Stock Based Compensation
 Expense                                   $3.7              $18.0


Business Metrics:
                                          Q1 2008            FY 2008
Case Shipments                         50.0K - 51.5K     226.7K - 237.2K
Cash                                   $117M - $122M      $160M - $170M
DSO                                         ~56 days            ~56 days
Capex                                  $4.0M - $6.0M     $10.0M - $14.0M
Depreciation & Amortization            $2.0M - $3.0M     $13.0M - $14.0M
Diluted Shares Outstanding                     71.2M               73.2M